SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               February 20, 1997
                       (Date of earliest event reported)


                      NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                0-14550                             06-1116165
        (Commission File Number)         (IRS Employer Identification No.)


       Post Office Box 130, Old Windsor Mall, Windsor, Connecticut  06095
                    (Address of principal executive offices)

                                 (860) 683-4612
              (Registrant's telephone number, including area code)

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Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

 Item 5. Other Events.

  a.) Other Events

  New England Community Bancorp, Inc. ("NECB") announced on February 20, 1997 that its Annual Meeting of Shareholders will be held on Tuesday May 20, 1997 at 10:00 a.m. at La Rennaissance, 53 Prospect Hill Road (Route 5), East Windsor, Connecticut. NECB's Board of Directors has fixed the close of business on March 31, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  In accordance with NECB's Bylaw's, shareholders who wish to present business at the Annual Meeting or to nominate directors are required to give timely written notice, containing the information specified in the Bylaws, to the Secretary of the Corporation. To be timely, such shareholder's notice must be delivered to or mailed and received at the principal executive offices of NECB not less than sixty (60) days and no more than ninety (90) days prior to the date of the Annual Meeting.

Date:  February 24, 1997                NEW ENGLAND COMMUNITY BANCORP, INC.

                                     By: /s/_______________________________
                                         Anson C. Hall
                                         Vice President and Treasurer




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